Exhibit 10.2
SECURED CONVERTIBLE PROMISSORY NOTE

$900,000	September 15, 2005

FOR VALUE RECEIVED, the undersigned, Equitex, Inc., a Delaware corporation (the “Maker”), hereby promises to pay to the order of Pandora Select Partners, L.P., a British Virgin Islands limited partnership, or its assigns (the “Payee”), at such place as the Payee may designate in writing, the principal sum of NINE HUNDRED THOUSAND Dollars ($900,000) under the terms set forth herein. This Note is one of a series of two Notes (together, the “Series Notes”) being issued by Maker on the date hereof, but the only Note issued to Payee on such date.

1. Interest. The unpaid principal balance hereof from time to time outstanding shall bear interest from the date hereof at the rate of ten percent (10%) per annum.

2. Payment. Except as otherwise provided herein, and subject to any default hereunder, the principal and interest hereof is payable as follows:

(a) Interest only is payable in cash in arrears on October 15, November 15 and December 15, 2005; and

(b) Beginning on January 15, 2006, and on the 15th day of each of the following twenty (20) months, Maker shall pay amortized principal and interest of $46,894.34 (the “Monthly Scheduled Payment”) on this Note.

(c) In the event that Maker fails by the 180th day after the date hereof to obtain effectiveness under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws of a registration statement (the “Payee Registration Statement”) pursuant to Section 2.1 of that certain Registration Rights Agreement of this date among Maker, Payee and the other purchaser named therein (the “Registration Rights Agreement”), then for each full month (prorated for partial months) that this failure continues (the “Failure Term”), Maker shall pay in arrears in cash, with each next otherwise Monthly Scheduled Payment under Section 2(b) above, additional interest (the “Contingent Additional Interest”) at a rate equal to 2.0% per month of the Failure Term thereafter, of the original principal balance of this Note.

(d) Except as otherwise provided in Section 6 of this Note, the Maker shall have no right to early prepayment on this Note.

3. Optional Payment in Stock.

(a) In lieu of making a cash payment under Section 2(a) or 2(b), Maker may pay the scheduled payment, or any portion thereof, by the issuance of shares of its common stock, $0.01 par value per share (the “Common Stock”), based on the Per Share Value of the Common Stock. For purposes of this Note, the “Per Share Value” of the Common Stock as of any scheduled payment date is 85% (rounded to the nearest $.01) of the average of the closing bid prices of Maker’s Common Stock on the Trading System for the 20 consecutive trading days immediately preceding the relevant scheduled payment date. For purposes of this Note, the term “Trading System” means the Nasdaq National Market or, if the securities are not then quoted on the Nasdaq National Market, the OTC Bulletin Board as reported by bigcharts.com or, if this service is discontinued, such other reporting services as is mutually acceptable to Maker and Payee.

(b) Payment in shares of Common Stock shall be deemed to be made by the Maker by giving written notice to Payee; provided that certificates representing those shares are delivered to Payee within five (5) trading days after such payment due date.

(c) Despite the foregoing, the Maker may not issue shares of its Common Stock as payment pursuant to this Section 3 unless all of the following conditions are met:

(i) the Maker gives the Payee written notice at least thirty (30) days prior to the relevant payment date of the Maker’s intention to make a payment using shares of Common Stock (and specifying the payment amount to be settled by the issuance of shares);

(ii) on the date that the relevant payment is due, the Maker has, pursuant to the terms of the Registration Rights Agreement, an effective registration statement under the Securities Act and applicable state securities laws covering the public resale of such shares by Payee;

(iii) the number of shares of Common Stock that may be issued to pay all or any portion of any particular monthly payment may not exceed 10% of the sum of the trading volume of the Common Stock for the 20 trading days immediately preceding such monthly payment date; and

(iv) such issuance shall not be violative of Section 9 hereof.

4. Conversion at Option of Payee.

(a) At any time after 120 days from the date hereof, while any portion of the principal or interest of this Note is outstanding, the Payee may give the Maker written notice (the “Payee Notice”) of its intention to convert all or any portion of the outstanding principal and/or accrued but unpaid interest on this Note into shares of the Maker’s Common Stock based on a conversion rate as described below (the “Conversion Rate”); provided that, such conversion is not violative of Section 9 hereof. Upon receipt of the Payee Notice, the Maker shall promptly cause certificates dated the Payee Notice date and representing those shares to be delivered to Payee within five (5) trading days of, and payment shall be deemed to have been made on, the date of the Payee Notice.

(b) The Conversion Rate shall initially be equal to $5.50 per share.

(c) The Conversion Rate shall be adjusted proportionally for any subsequent stock dividend or split, stock combination or other similar recapitalization, reclassification or reorganization of or affecting Maker’s Common Stock. In case of any consolidation or merger to which the Maker is a party other than a merger or consolidation in which the Maker is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Maker as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Maker), then instead of receiving shares of Maker’s Common Stock, Payee shall have the right thereafter to receive the kind and amount of shares of stock and other securities and property which the Payee would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had the same portion of this Note been paid or converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and, in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of the Payee, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable in connection with this Note. The provisions of this subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances. Notwithstanding the foregoing, the transaction contemplated by the Maker in that certain Merger Agreement dated as of September 13, 2005 by and among the Hydrogen Power, Inc., Maker and EI Acquisition Corp., a wholly owned subsidiary of Maker, shall not constitute an event cause an adjustment to the Conversion Rate pursuant to this Section 4(c).

(d) The Conversion Rate shall be subject to certain diluting issues as follows:

(i)            Special Definitions:

(1)
“Options” shall mean rights, options or warrants (other than as excluded by Section 4(d)(i)(4) below) to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as defined herein).

(2)	“Original Issue Date” shall mean the date on which this Note was first issued.

(3)	“Convertible Securities” shall mean securities (other than as excluded by Section 4(d)(i)(4) below) convertible, either directly or indirectly, into or exchangeable for Common Stock.

(4)	“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or deemed to be issued) by the Maker after the Original Issue Date, other than shares of Common Stock issuable:

(A)	upon conversion of this Note;

(B)	to employees, officers, consultants or directors pursuant to stock option, stock grant, stock purchase or similar plans or arrangements approved by the Maker's Board of Directors;

(C)	as a dividend or distribution for which an adjustment of the Conversion Rate is made pursuant to Section 4(c) above;

(D)	in a merger, consolidation, acquisition or similar business combination that is approved by the Maker's Board of Directors;

(E)	pursuant to any rights or agreements outstanding on the Original Issue Date; or

(F)	if the holders of a majority-in-interest of the then outstanding Note agree in writing that such shares shall not constitute Additional Shares of Common Stock.

(ii)
In the event the Maker at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of any holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefore, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(1)
no further adjustment in the Conversion Rate shall be made upon the subsequent issue of such Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(2)
if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Maker, or increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Conversion Rate computed upon the original issue thereof or upon the occurrence of a record date with respect thereto, and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease;

(3)
upon the expiration of any such Option or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Rate computed upon the original issue thereof or upon occurrence of a record date with respect thereto, and any subsequent adjustments based thereon, shall, upon such expiration:

(A)
in the case of Convertible Securities or Options for Common Stock, be recomputed as though the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefore was the consideration actually received by the Maker for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Maker upon such exercise, or for the issue of all such Convertible Securities, whether or not converted or exchanged, plus the additional consideration, if any, actually received by the Maker upon such conversion or exchange; and

(B)
in the case of Options for Convertible Securities, be recomputed as though only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Maker for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Maker upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

(4)
if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Maker, or increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Conversion Rate computed upon the original issue thereof or upon the occurrence of a record date with respect thereto, and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease;

(5)
upon the expiration of any such Option or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Rate computed upon the original issue thereof or upon occurrence of a record date with respect thereto, and any subsequent adjustments based thereon, shall, upon such expiration:

(iii)
If the Maker, at any time after the Original Issue Date, shall issue any Additional Shares of Common Stock without consideration or for consideration at a price per share less than the applicable Conversion Rate then in effect, then the applicable Conversion Rate upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the applicable Conversion Rate then in effect by a fraction, the numerator of which shall be equal to the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the applicable Conversion Rate then in effect, and the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock.

(iv)
No adjustment of the applicable Conversion Rate shall be made upon the issuance of any Additional Shares of Common Stock unless consideration per share for an additional share of Common Stock issued or deemed to be issued by the Maker is less than the Conversion Rate in effect on the date of, and immediately prior to, such issue.

(v)	For purposes of this Section 4(d), the consideration received by the Maker for any Additional Shares of Common Stock issued (or deemed to be issued) shall be computed as follows:

(1)	Such consideration shall:

(A)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Maker;

(B)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issuance, as determined in good faith by the Maker's Board of Directors; and

(C)
if Additional Shares of Common Stock are issued (or deemed to be issued) together with other shares or securities or other assets of the Maker for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Maker's Board of Directors.

(2)
The consideration received by the Maker for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(d)(ii) relating to Option and Convertible Securities, shall be the sum of the total amount, if any, received or receivable by the Maker as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Maker upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(e) No fractional shares of Maker's Common Stock shall be issued upon conversion of the Note. In lieu of any fractional shares to which Payee would otherwise be entitled, the Maker shall pay cash equal to the fair market value of such fraction on the date of conversion as determined in good faith by the Maker's Board.

5. Security. The full and timely payment of this Note, together with the Maker's obligations under that certain Purchase Agreement of this date among Maker, Payee and the other purchaser named therein (the “Purchase Agreement”) shall be secured by the Amended Security Agreement and Stock Pledge Agreement, each of this date (all together, the “Security Agreements”) and guaranteed by Henry Fong (the “Guarantor”) pursuant to a Guaranty of this date (the “Guaranty”). The security interest granted under the Security Agreements shall be a first priority security interest subordinate to no other secured rights, but shared with the other holder of the Series Notes and the holders of a series of notes sold by Maker pursuant to that certain Purchase Agreement dated March 8, 2004 by and among Maker, Payee and the other purchaser named therein (the “March 2004 Purchase Agreement”).

6. Conversion at Option of Maker.

(a) If a "Trading Event" (as defined below) occurs at any time prior to September 15, 2007 (the “Maturity Date”), the Maker has the right, at its option, to require the Payee to convert the outstanding principal balance of this Note plus accrued but unpaid interest into shares of Maker’s Common Stock based on the Conversion Rate (subject to adjustment as otherwise provided herein). The Maker may exercise its rights under this Section 6 by giving written notice (the “Maker Notice”) of its intention to Payee within three (3) trading days following the occurrence of the Trading Event. The Maker Notice shall specify the ten-day trading period during which the Trading Event occurred and the payment amount to be settled by such conversion. Payment in shares of Common Stock shall be deemed to have been made on the date of the Maker Notice, provided that certificates representing those shares are delivered to Payee within ten (10) days after the date of the Maker Notice.

(b) For purposes hereof, a “Trading Event” means a period of ten (10) consecutive trading days in which (i) the volume weighted average closing bid price of Maker’s Common Stock was equal to $10.00 and (ii) the minimum daily trading volume of Maker's Common Stock was 100,000 shares. In computing the minimum daily trading volume under this subsection (b), the Maker shall exclude shares sold by or for the account of or at the direction of the Maker, officers, directors or consultants of Maker, any member of the immediate family of those persons or any entity in which any of those persons owns any beneficial interest.

(c) Despite the foregoing, the Maker may not exercise its rights pursuant to this Section 6 unless all of the following conditions are met:

(i) on the date of the Maker Notice, the terms of the Registration Rights Agreement, an effective registration statement under the Securities Act and applicable state securities laws covering the public resale of such shares by Payee; and

(ii) the resulting issuance would not be violative of Section 9 hereof.

7. Optional Repurchase Upon a Change in Control

(a) If a “Change in Control” (as defined below) occurs at any time prior to the Maturity Date, the Payee has the right, at its option, to require the Maker to repurchase the Note at a price in cash equal to 100% of the outstanding principal balance of the Note, plus accrued but unpaid interest (including any Contingent Additional Interest) to, but excluding, the repurchase date. The repurchase price shall be paid immediately before the effective date of the Change in Control, which date is referred to in this Section 7 as the “Repurchase Date”. The Payee may exercise its rights under this Section 7 by giving written notice of its intention to the Maker at least three (3) business days before the Repurchase Date.

(b) At least twenty (20) trading days before the Repurchase Date, the Maker shall give written notice of any Change in Control to the Payee. Such notice shall state the event causing the repurchase, the Repurchase Date and the proposed price, terms and conditions of the Change in Control.

(c) For purposes hereof, a “Change in Control” means the occurrence of any of the following events: (i) any “person” or “group” (as these terms are used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the total voting power of the then outstanding voting securities of the Maker; or (ii) a merger, consolidation or reorganization of the Maker in which more than 50% of the total voting power of the continuing or surviving entity's voting securities outstanding immediately after such merger, consolidation or reorganization is beneficially owned, directly or indirectly, by persons who were not the beneficial owners of the voting securities of the Maker immediately prior to such merger, consolidation or reorganization; or (iii) the sale or other disposition of all or substantially all of the assets of the Maker in one transaction or a series of related transactions.

8. Default. The occurrence of any one or more of the following events shall constitute an event of default, upon which Payee may declare the entire principal amount of this Note, together with all accrued but unpaid interest (including any Contingent Additional Interest), to be immediately due and payable:

(a) The Maker shall fail to make any required payment of principal or interest (including Contingent Additional Interest) when due, and such failure shall continue through ten (10) days after Payee gives written notice of such failure to Maker.

(b) The Maker shall fail to materially comply with any covenant, agreement, term or provision contained in the Purchase Agreement, any of the Security Agreements, the Registration Rights Agreement or the Warrant being issued on the date hereof by Maker to Payee (the “Warrant”), and such failure shall continue through twenty (20) days after Payee gives written notice of such default to Maker. Despite the foregoing, a failure by Maker to timely obtain effectiveness of the Payee Registration Statement under the Securities Act will not, without Maker’s subsequent failure to timely pay Contingent Additional Interest, constitute an event of default under this subsection (b).

(c) The Guarantor shall be in default of any term, provision or agreement contained in the Guaranty and such default is not cured within twenty (20) days after written notice from Payee to Guarantor.

(d) The Maker or Guarantor shall become insolvent or shall fail to pay, or become unable to pay, its debts as they become due; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law shall be instituted by or against the Maker or Guarantor.

(e) Any representation or warranty made by the Maker or Guarantor in, pursuant to or in connection with the Purchase Agreement, any of the Security Agreements, the Registration Rights Agreement, the Warrant or the Guaranty shall be untrue in any material respect (including by omission of material information necessary to make such representation or warranty not misleading).

(f) The Maker incurs an event of default under the terms of any of the other Series Notes or any of the notes sold pursuant to the March 2004 Purchase Agreement (the “March 2004 Notes”).

Without limiting the above, the Maker acknowledges that payments on the various scheduled due dates, are of essence and that any failure to timely pay any installment of principal or interest (within any permitted grace period above), including Contingent Additional Interest, permits Payee to declare this Note immediately due in cash in its entirety without any prior notice of any kind to Maker, except for the specific notices provided above. Further, the Maker agrees that any event of default under this Note shall constitute an event of default under each of the March 2004 Notes.

9. Limitations on Conversion and Payment.

(a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Payee upon any conversion of this Note or upon payment on this Note (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion or payment (or other issuance), the total number of shares of Common Stock then beneficially owed by Payee and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Payee’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion or payment). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which Payee may receive or beneficially own in order to determine the amount of securities or other consideration that Payee may receive in the event of a merger, sale, exchange or other transaction as contemplated in Section 4(c) of this Note. By written notice to the Company, Payee may waive the provision of this Section 9(a) as to itself, but any such waiver shall not be effective until the 61st day after delivery thereof.

(b) Notwithstanding any other term of this Note, Maker may not pay all or any portion of this Note or convert all or any portion of this Note in Common Stock as set forth in Section 3 or Section 6 hereof, as applicable, and Payee may not convert all or any portion of this Note into Common Stock pursuant to Section 4, in the event the number of shares of Common Stock to be issued upon such payment or conversion of this Note, when aggregated with the shares of Common Stock issued upon prior conversion or payment of the Series Notes, plus 125,000 shares of Common Stock issuable upon the exercise of warrants issued by Maker pursuant to the Purchase Agreement, would equal or exceed ten percent (10%) of the number of shares of Maker's Common Stock that were issued and outstanding on the date hereof (the “Maximum Issuance Amount”). In such an event, Maker shall issue to Payee only such number of shares of Maker's Common Stock as shall not exceed such Maximum Issuance Amount and shall pay Payee cash for the remainder of the amount owed. In computing the cash balance that relates to the shares in excess of the Maximum Issuance Amount (the “Excess Shares”), the Maker shall pay Payee the greater of (i) the actual cash amount computed under the other provisions of this Note or (ii) the fair market value of the Excess Shares, computed by reference to the average (rounded to the nearest $.01) of the closing bid prices of Maker's Common Stock on the Trading System for the five (5) consecutive trading days immediately preceding the date when the Maker would otherwise issue the Excess Shares pursuant to the Note but for the Maximum Issuance Amount limitation.

10. Applicable Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THE NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

11. Waivers. The Maker hereby waives presentment for payment, notice of dishonor, protest and notice of payment and all other notices of any kind in connection with the enforcement of this Note.

12. No Setoffs. The Maker shall pay principal and interest under the Note without any deduction for any setoff or counterclaim.

13. Costs of Collection. If this Note is not paid when due, the Maker shall pay Payee’s reasonable costs of collection, including reasonable attorney’s fees.

EQUITEX, INC.

By:	/s/ Henry Fong
Henry Fong, President